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                                                                     EXHIBIT 5.1
                                                                     -----------

                           GARDNER, CARTON & DOUGLAS
                           Suite 3400 - Quaker Tower
                             321 North Clark Street
                          Chicago, Illinois 60610-4795
                                 (312) 644-3000


                                October 28, 1999


Allscripts, Inc.
2401 Commerce Drive
Libertyville, IL 60048

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel to Allscripts, Inc., a Delaware corporation (the "Corporation"), in connection with the filing of a Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers (i) 1,018,014 shares of Common Stock of the Corporation, par value $.01 per share (the "Common Stock"), reserved for issuance upon the exercise of options issuable to eligible employees of the Corporation pursuant to the Allscripts, Inc. Amended and Restated 1993 Stock Incentive Plan (the "Plan") and (ii) 2,402,983 shares of Common Stock reserved for issuance upon the exercise of currently outstanding options granted to employees of the Corporation pursuant to the Plan. In that capacity, we have reviewed the Certificate of Incorporation and By-laws of the Corporation, both as amended to date, the Registration Statement, the Plan, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Plan and the issuance of the Common Stock under the Plan and such other instruments as we have deemed necessary for the issuance of this opinion.

     Based upon the foregoing, we are of the opinion that the Common Stock to be offered under the Plan has been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ GARDNER, CARTON & DOUGLAS